                               POWER OF ATTORNEY

Know all by  these presents that  the undersigned, does  hereby make, constitute and appoint each of Loretta Cecil, Carrie Ratliff and Elizabeth Way, or any  one

of them,  as a  true and  lawful attorney-in-fact  of the  undersigned with full powers of substitution and revocation, for  and in the name, place and  stead of the  undersigned  (in the  undersigned's  individual capacity),  to  execute and deliver such forms that  the undersigned may be  required to file with  the U.S.

Securities and Exchange Commission as a result of the undersigned's ownership of or transactions in securities of Change Healthcare Inc. (i) pursuant to  Section

16(a) of  the Securities  Exchange Act  of 1934,  as amended,  including without limitation, statements on Form  3, Form 4 and  Form 5 (including any  amendments thereto) and (ii)  in connection with  any applications for  EDGAR access codes,

including without limitation the Form ID. The Power of Attorney shall remain  in full force and effect until the undersigned is no longer required to file  Forms

3, 4 and 5 with regard to his or her ownership of or transactions in  securities of Change Healthcare  Inc., unless earlier  revoked in writing.  The undersigned acknowledges  that  Loretta Cecil,  Carrie  Ratliff and  Elizabeth  Way are  not

assuming any of the undersigned's responsibilities to comply with Section 16  of the Securities Exchange Act of 1934, as amended.

                                    By:  /s/ Diana McKenzie
                                        ----------------------
                                    Name: Diana McKenzie

                                    Date: August 20, 2019